Exhibit 10.1

SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT (“SIXTH AMENDMENT”) is made and entered into this 23 day of July, 2015 (the “Effective Date”) by and between WALDEN CENTER LP, a Delaware limited partnership (“Landlord”) and WCI COMMUNITIES LLC, a Delaware limited liability company (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant have previously entered into a Lease Agreement dated November 19, 2010, as amended by Amendment to Lease Agreement, dated July 11, 2012; by Second Amendment to Lease Agreement dated April 11, 2013; by Third Amendment to Lease Agreement, dated April 11, 2013; by Fourth Amendment to Lease Agreement dated September 19, 2013; and by Agreement to Lease Expansion Premises and Fifth Amendment to Lease dated January 10, 2014 (cumulatively referred to herein as the “Lease”) for certain space within the building commonly known as 24301 Walden Center Drive, Bonita Springs, Florida (the “Building”);

WHEREAS, Tenant is currently leasing from Landlord all of the second floor of the Building (17,041 rentable square feet), a portion of the first floor of the Building (3,169 rentable square feet) and a portion of the third floor of the Building (8,208 rentable square feet) for a total of 28,418 rentable square feet with the Term ending February 29, 2016;

WHEREAS, the Tenant desires to lease additional space in the Building from Landlord, to extend the Term and to otherwise modify the Lease as provided herein; and

WHEREAS, Landlord is willing to amend the Lease on the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of their mutual promises herein and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Recitals. The foregoing recitals are true and correct, and are hereby incorporated herein and made a part hereof by this reference.

2. Definitions. All terms, unless otherwise defined herein or modified hereby, shall have the same meaning as set forth in the Lease.

3. Construction of Prior Amendments. The parties acknowledge and agree that prior amendments of Sections 1, 4.a. and 35 of the Lease by deletion and substitution without reference to an effective date shall not be construed to retroactively apply in any instance. Prior provisions of the Lease control until the effective time of such provisions’ amendment, unless otherwise specifically provided.

4. Area of Premises. Section 1 of the Lease, as amended, is further amended by adding the following provision:

“Commencing on the “Expansion Premises Occupancy Date” as defined in Section 10 of this Sixth Amendment , the Premises shall consist of three components, being all of the second floor of the Building (17,041 rentable square feet), a portion of the first floor of the Building (3,169 rentable square feet) and all of the third floor of the Building (16,046 rentable square feet), for a total of 36,256 rentable square feet. A sketch showing the location of the Premises, including the “Expansion Premises”, is attached as Exhibit A hereto.”

Sixth Amendment to Lease Agreement between Walden Center LP and WCI Communities LLC

Suites 100, 200 and 300 Walden Center, 24301 Walden Center Drive, Bonita Springs, FL 34134

5. Term. Section 2 of the Lease, as amended, is further amended by adding the following provision:

“The Term of the Lease shall be extended for an additional three (3) year term, commencing March 1, 2016 and terminating on February 28, 2019 (the Extension Term).”

6. Rent. Section 4.a. of the Lease, as amended, is further amended by adding the following provision:

“Base Rent. During the Extension Term, Tenant will no longer pay a Gross Rent, but instead will pay, as rent due under the Lease, Base Rent and Tenant’s share of the Common Area Maintenance Expenses, as provided in this Sixth Amendment.

Tenant agrees to pay Landlord annual Base Rent for the first year of the Extension Term at the rate of $12.00 per square foot, on 33,423 rentable square feet (the Landlord having agreed to a 12 month abatement of Base Rent on 2,833 rentable square feet of the Premises as an inducement to Tenant to enter this Sixth Amendment), for a total of $401,076.00, plus applicable tax and Common Area Maintenance charges, as provided by Section 8 of the Lease as provided in Section 7 of this Sixth Amendment. Base Rent for the first year of the Extension Term shall be payable in equal monthly installments of $33,423.00.

Tenant agrees to pay Landlord annual Base Rent for the second year of the Extension Term at the rate of $12.36 per square foot, on 36,256 rentable square feet, for a total of $448,124.16, plus applicable tax and Common Area Maintenance charges, as provided by Section 8 of the Lease as provided in the Sixth Amendment. Base Rent for the second year of the Extension Term shall be payable in equal monthly installments of $37,343.68.

Tenant agrees to pay Landlord annual Base Rent for the third year of the Extension Term at the rate of $12.73 per square foot, on 36,256 rentable square feet, for a total of $461,538.84, plus applicable tax and Common Area Maintenance charges, as provided by Section 8 of the Lease as provided in the Sixth Amendment. Base Rent for the third year of the Extension Term shall be payable in equal monthly installments of $38,461.57.”

7. Common Area Maintenance Expenses. Section 8 of the Lease, is amended by its deletion and the substitution of the following provisions to be effective March 1, 2016, and thereafter:

“Section 8. ADDITIONAL RENT, COMMON AREA MAINTENANCE

a. Payment of Common Area Maintenance Expenses. Commencing with the rent due March 1, 2016, and each month thereafter for the remainder of the Extension Term, Tenant shall pay as Additional Rent, its share of Common Area Maintenance (“CAM”) Expenses. The current estimated CAM Expenses for the Building are $8.17 per rentable square foot per year and are subject to reconciliation and adjustment at the end of each calendar year. Tenant shall pay its share of estimated CAM Expenses in monthly payments, together with each installment of Base Rent. CAM Expenses are determined on a calendar year basis. The Tenant’s share shall be pro-rated for any partial year during the Extension Term.

During the first year of the Extension Term Tenant shall pay its monthly CAM charge based on 33,423 rentable square feet (the Landlord having agreed to a 12 month abatement of

Sixth Amendment to Lease Agreement between Walden Center LP and WCI Communities LLC

Suites 100, 200 and 300 Walden Center, 24301 Walden Center Drive, Bonita Springs, FL 34134

CAM on 2,833 rentable square feet of the Premises as an inducement to Tenant to enter this Sixth Amendment to Lease). Thereafter Tenant shall pay its monthly CAM charge based on 36,256 rentable square feet. If there is no change in the estimated CAM Expenses for calendar year 2016, Tenant’s monthly estimated CAM charge will be $22,755.49.

As soon as reasonably practicable prior to the commencement of each calendar year during the Lease Term, Landlord shall furnish Tenant an estimate of the Common Area Maintenance Expenses for the ensuing calendar year.

As soon as reasonably practicable after the end of each calendar year for which Tenant is liable for payment of Common Area Maintenance Expenses, Landlord shall furnish to Tenant a statement of the actual Common Area Maintenance Expenses for the previous calendar year. Within thirty (30) days thereafter, and notwithstanding the termination of this Lease, Tenant shall pay to Landlord, the difference between such actual and estimated Common Area Maintenance Expenses paid by Tenant, or Landlord shall refund any overpayment.

b. Common Area Maintenance Expenses. The term Common Area Maintenance Expenses shall be defined as all expenses which Landlord may pay or incur in owning, managing, maintaining, operating and repairing the Building and the Property upon which the Building is situated, (the “Project”) or the Premises, as well as providing services to tenants. Said expenses shall include without limitation:

(1)	All supplies and materials used in the operating and maintenance of the Building and Common Areas;

(2)	Costs of all utilities, including water, power, heating, lighting, air conditioning and ventilation for the Building, excluding electricity consumed in individual Tenant spaces, for which each Tenant is responsible;

(3)	Costs of outside property management for the property or wages and salaries of all employees of the Landlord engaged in direct operation and maintenance of the Building, the Common Areas, and the land upon which the Building and Common Areas are situated, employee social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance, workers’ compensation, pension or retirement, and other fringe benefits for such employees.

(4)	Cost of all maintenance and service agreements for the Building, the equipment therein, and grounds, including trash removal, servicing and maintenance of all systems and equipment, security and alarm service, window cleaning, janitorial service, landscaping and gardening;

(5)	Accounting costs associated with common area maintenance and lease administration;

(6)	Costs of insurance, including fire, casualty, liability and rental abatement insurance applicable to the Project;

(7)	Costs of repairs, replacement and general maintenance, including the repair or replacement of glass and the repair of roof coverings or membrane, but excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and capital expenditures;

Sixth Amendment to Lease Agreement between Walden Center LP and WCI Communities LLC

Suites 100, 200 and 300 Walden Center, 24301 Walden Center Drive, Bonita Springs, FL 34134

(8)	All taxes (except income and excise taxes), real estate taxes, service payments in lieu of taxes, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, except taxes on personal property used exclusively by other tenants confirmed, or imposed by any public authority upon the Project, its operations or the Rent provided for in this Lease;

(9)	Amortization of capital costs incurred by Landlord for improvements or structural repairs made to the Project after the Commencement Date which (a) are required to comply with any change in laws, rules or regulations of any governmental authority having jurisdiction; or (b) are designed to reduce operating costs, which amortization shall be made over the useful life of such improvements, as reasonably determined by Landlord;

(10)	All costs and expenses with respect to the operation, maintenance and repair of parking lot; and

(11)	Any other costs which may be found in Class A Buildings in major metropolitan areas of the Southeastern United States, and which Landlord wishes to add to the services provided for in the Project. Landlord reserves the right to reasonably revise such expenses in accordance with the foregoing standard.”

8. Relocation. Section 35.a. of the Lease, as amended, is further amended by its deletion and the substitution of the following provisions to be effective from the Effective Date:

“a. The provisions on this Section 35 shall apply only to the 3,169 rentable square feet on the first floor of the Building (“Existing Premises”). At any time after the Effective Date of the Sixth Amendment, Landlord shall have the right to substitute for the Existing Premises, other premises within the Building (“New Premises”), provided that the New Premises shall be of at least substantially the same size and shall either have substantially the same perimeter configuration or a perimeter configuration substantially as usable for the purposes for which the Existing Premises are being used by Tenant. Landlord agrees that any Leasehold Improvements applicable to the Existing Premises under the Lease shall be performed and/or installed by Landlord in the New Premises.”

9. Improvements to the Expansion Premises. Landlord, at Landlord’s expense, agrees to proceed with due diligence after the Effective Date to prepare the Expansion Premises for Tenant’s occupancy by providing the following leasehold improvements:

install new carpeting; and

paint the interior walls.

10. Expansion Premises Occupancy Date. The Tenant shall take occupancy of the Expansion Premises upon the completion of the leasehold improvements to be made by the Landlord pursuant to paragraph 9 above (“Expansion Premises Occupancy Date”) which is estimated to be within sixty (60) days from the date Tenant delivers to Landlord two copies of this

Sixth Amendment to Lease Agreement between Walden Center LP and WCI Communities LLC

Suites 100, 200 and 300 Walden Center, 24301 Walden Center Drive, Bonita Springs, FL 34134

Sixth Amendment fully executed by the Tenant. There shall be no increase in the Gross Rent arising from Tenant’s occupancy of the Expansion Premises prior to the commencement of the Extension Term. Landlord shall have no liability to Tenant for any delay in delivery of the Expansion Premises to Tenant beyond the estimated date above.

11. Brokerage. Each party represents and warrants that it has not dealt with any agent or broker in connection with this Sixth Amendment, except CRE Consultants, as Landlord’s agent. If either party’s representation and warranty proves to be untrue, such party will indemnify the other party against all resulting liabilities, costs, expenses, claims, demands and causes of action, including reasonable attorney’s fees and costs through any appellate actions and proceeding, if any. The foregoing shall survive the end of the Term.

12. No Default. The parties acknowledge that as of the date of this Sixth Amendment, the Lease is current and in good standing and there has been no default on the part of either party.

13. Miscellaneous. No purported modification of this Sixth Amendment or the Lease as amended hereby shall be valid unless the same is in writing and signed by the parties hereto. This Sixth Amendment shall be governed by and construed in accordance with the laws of the Florida. All of the covenants and agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. All terms, covenants and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Landlord and Tenant enforceable according to the terms thereof. In the event of a conflict between the terms of this Sixth Amendment and the Lease, the terms of this Sixth Amendment shall prevail. This Sixth Amendment shall not be effective, and shall not be relied upon by either party, until such time as it has been executed by a duly authorized officer of Landlord and a copy of this Sixth Amendment, which has been fully executed by each of Landlord and Tenant has been delivered to Tenant. This Sixth Amendment may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one document.

14. ACCEPTANCE BY LANDLORD: THE SUBMISSION OF THIS DOCUMENT FOR EXAMINATION DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE SPACE IN THE BUILDING. THIS DOCUMENT SHALL HAVE NO BINDING EFFECT ON THE PARTIES UNLESS EXECUTED BY THE LANDLORD AND THE EXECUTED COPY IS DELIVERED TO THE TENANT.

(SIGNATURE PAGE FOLLOWS)

Sixth Amendment to Lease Agreement between Walden Center LP and WCI Communities LLC

Suites 100, 200 and 300 Walden Center, 24301 Walden Center Drive, Bonita Springs, FL 34134

IN WITNESS WHEREOF, Landlord and Tenant have executed this Sixth Amendment effective as of the day and year first above written.

LANDLORD:

/s/ Elaine Ackerman	WALDEN CENTER LP, a Delaware limited partnership By: Chandelle Ventures, Inc., its general partner
Witness to Landlord

Elaine Ackerman	/s/ Michael Ackerman
(Printed Name of First Witness)	By:	Michael Ackerman
	Title:	President
/s/ Elisabeth E. Davis
Witness to Landlord

Elisabeth E. Davis
(Printed Name of Second Witness)

TENANT:

/s/ Merry Prentis	WCI COMMUNITIES LLC, a Delaware limited liability company
Witness to Tenant

Merry Prentis	/s/ John McGoldrick
(Printed Name of First Witness)	By:	John McGoldrick
	Title:	Senior Vice President
/s/ Christine Green
Witness to Tenant

Christine Green
(Printed Name of Second Witness)

Sixth Amendment to Lease Agreement between Walden Center LP and WCI Communities LLC

Suites 100, 200 and 300 Walden Center, 24301 Walden Center Drive, Bonita Springs, FL 34134

Exhibit “A”

SUITE 102
ELECTRICAL ROOM
MECH ROOM
SUITE 101
SUITE 103
FIRST FLOOR LOBBY
ELEV
ELEV
ELETRICAL
SUITE 104
SUITE 100

SUITE 100
3,169 Rentable Square Feet

Exhibit “A”

OFFICE
TWO EAST CONF ROOM
2 FILE CAB
COPY
11 FILE CAB
5 FILE CAB
WAR ROOM
IT
STAIRS
COPY
EQUIP ROOM
MENS
WOMENS
RECEPTION
ELEV
ELEV
ELEC
12 FILE CAB
KITCHEN
8 FILE CAB
3 FILE CAB
4 FILE CAB
TWO WEST CONF ROOM
18 FILE CAB
SECOND FLOOR PLAN

SUITE 200

17,041 Rentable Square Feet

Exhibit “A”

USEABLE AREA 1645 sq. ft.
LEASABLE AREA 1787 sq. ft.
USEABLE AREA 5793 sq. ft.
LEASABLE AREA 6293 sq. ft.
USEABLE AREA 118 sq. ft.
LEASABLE AREA 128 sq. ft.
ELEVATOR LOBBY
ELEV
ELEV
MECHANICAL ROOM
COMMON AREA
33' 6
33' 3
67'
44'
50' 9
39' 9
34'

SUITE 300

7,838 Rentable Square Feet -- Expansion Premises

8,208 Rentable Square Feet -- Occupied